EXHIBIT 23.1

               Consent of Independent Certified Public Accountants



We consent to incorporation by reference in the Registration Statement on Form S-8 of:

     o our independent auditor's report dated June 6, 2001, relating to the balance sheet of Tekron, Inc.(SEC File No. 0-29493, CIK # 1106548) as of March 31, 2001 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the year then ended and for the period from May 31, 1994 (date of inception) through March 31, 2001.which report appears in the 2001 Annual Report on Form 10-KSB of Tekron, Inc.; and

     o our independent accountant's review report dated July 22, 2001 relating to the unaudited balance sheets of Tekron, Inc. as of June 30, 2001 and 2000 and the related statements of operations and comprehensive income and cash flows for the three months ended June 30, 2001 and 2000, which report has been submitted to management as it relates to the June 30, 2001 Quarterly Report on Form 10-QSB.

     o our independent accountant's review report dated November 7, 2001 relating to the unaudited balance sheets of Tekron, Inc. as of September 30, 2001 and 2000 and the related statements of operations and comprehensive income for the six and three months ended September 30, 2001 and 2000 and the related statements of cash flows for the six months ended September 30, 2001 and 2000, which report has been submitted to management as it relates to the September 30, 2001 Quarterly Report on Form 10-QSB.

     o our independent accountant's review report dated March 4, 2002 relating to the unaudited balance sheets of Tekron, Inc. as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income for the nine and three months ended December 31, 2001 and 2000 and the related statements of cash flows for the nine months ended December 31, 2001 and 2000, which report has been submitted to management as it relates to the December 31, 2001 Quarterly Report on Form 10-QSB.



                                                           S. W. HATFIELD, CPA

Dallas, Texas
June 14, 2002